Exhibit 4.3

FIFTY-FOURTH SUPPLEMENTAL INDENTURE FOR

ADDITIONAL SUBSIDIARY GUARANTEES

FIFTY-FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture for Additional Guarantees”), dated as of November 8, 2011, among Energy Plus Holdings LLC, Energy Plus Natural Gas LP, Independence Energy Alliance LLC, Independence Energy Group LLC and Independence Energy Natural Gas LLC (each, a “Guaranteeing Subsidiary” and together, the “Guaranteeing Subsidiaries”), each an indirect subsidiary of NRG Energy, Inc., a Delaware corporation (the “Company”), the Company, the Existing Guarantors set forth on the signature pages hereto (the “Existing Guarantors”) and Law Debenture Trust Company of New York, as trustee under the indentures referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of February 2, 2006, between the Company and the Trustee, as amended by a Thirty-Sixth Supplemental Indenture (the “Thirty-Sixth Supplemental Indenture”), dated as of August 20, 2010, among the Company, the Existing Guarantors named therein and the Trustee, providing for the original issuance of an aggregate principal amount of $1,100 million of 8.25% Senior Notes due 2020 (the “Initial Notes”), and, subject to the terms of the Thirty-Sixth Supplemental Indenture, future unlimited issuances of 8.25% Senior Notes due 2020 (the “Additional Notes,” and together with the Initial Notes, the “Notes”), a forty-first supplemental indenture, dated as of December 15, 2010, among the Company, the Existing Guarantors party thereto and the Trustee (the “Forty-First Supplemental Indenture”), a forty-third supplemental indenture, dated as of April 22, 2011, among the Company, the Existing Guarantors party thereto and the Trustee (the “Forty-Third Supplemental Indenture”), and a forty-eighth supplemental indenture, dated as of May 20, 2011, among the Company, the Existing Guarantors and the Trustee (the “Forty-Eighth Supplemental Indenture” and together with the Base Indenture, the Thirty-Sixth Supplemental Indenture, the Forty-First Supplemental Indenture and the Forty-Third Supplemental Indenture, the “Indenture”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Additional Guarantees”); and

WHEREAS, pursuant to Section 4.17 of the Thirty-Sixth Supplemental Indenture, the Trustee, the Company and the Existing Guarantors are authorized and required to execute and deliver this Supplemental Indenture for Additional Guarantees.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Trustee, the Company and the Existing Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             Capitalized Terms. Unless otherwise defined in this Supplemental Indenture for Additional Guarantees, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Agreement to Be Bound; Guarantee. The Guaranteeing Subsidiaries hereby become parties to the Indenture as Guarantors and as such will have all of the rights and be subject to all of the

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Obligations and agreements of a Guarantor under the Indenture. The Guaranteeing Subsidiaries hereby agree to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the Obligations and agreements of a Guarantor under the Indenture.  In furtherance of the foregoing, the Guaranteeing Subsidiaries shall be deemed Guarantors for purposes of Article 10 of the Thirty-Sixth Supplemental Indenture, including, without limitation, Section 10.02 thereof.

3.             NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.             Counterparts. The parties may sign any number of copies of this Supplemental Indenture for Additional Guarantees.  Each signed copy shall be an original, but all of them together represent the same agreement.

5.             Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

6.             The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture for Additional Guarantees or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

7.             Ratification of Indenture; Supplemental Indenture for Additional Guarantees Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture for Additional Guarantees shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

[Signatures on following pages]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture for Additional Guarantees to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES:

ENERGY PLUS HOLDINGS LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

ENERGY PLUS NATURAL GAS LP

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

INDEPENDENCE ENERGY ALLIANCE LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

INDEPENDENCE ENERGY GROUP LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

INDEPENDENCE ENERGY NATURAL GAS LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

Signature Page to Fifty-Fourth Supplemental Indenture

ISSUER:

NRG ENERGY, INC.

By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Vice President and Treasurer

EXISTING GUARANTORS:

ARTHUR KILL POWER LLC
ASTORIA GAS TURBINE POWER LLC
CABRILLO POWER I LLC
CABRILLO POWER II LLC
CARBON MANAGEMENT SOLUTIONS LLC
CLEAN EDGE ENERGY LLC
CONEMAUGH POWER LLC
CONNECTICUT JET POWER LLC
COTTONWOOD DEVELOPMENT LLC
COTTONWOOD ENERGY COMPANY LP
COTTONWOOD GENERATING PARTNERS I LLC
COTTONWOOD GENERATING PARTNERS II LLC
COTTONWOOD GENERATING PARTNERS III LLC
COTTONWOOD TECHNOLOGY PARTNERS LP
DEVON POWER LLC
DUNKIRK POWER LLC
EASTERN SIERRA ENERGY COMPANY
EL SEGUNDO POWER, LLC
EL SEGUNDO POWER II LLC
ENERGY PROTECTION INSURANCE COMPANY
HUNTLEY POWER LLC
INDIAN RIVER OPERATIONS INC.
INDIAN RIVER POWER LLC
KEYSTONE POWER LLC
LANGFORD WIND POWER, LLC
LOUISIANA GENERATING LLC
MERIDEN GAS TURBINES LLC
MIDDLETOWN POWER LLC
MONTVILLE POWER LLC
NEO CORPORATION
NEO FREEHOLD-GEN LLC

Signature Page to Fifty-Fourth Supplemental Indenture

NEO POWER SERVICES INC.
NEW GENCO GP, LLC
NORWALK POWER LLC
NRG AFFILIATE SERVICES INC.
NRG ARTESIAN ENERGY LLC
NRG ARTHUR KILL OPERATIONS INC.
NRG ASTORIA GAS TURBINE OPERATIONS INC.
NRG BAYOU COVE LLC
NRG CABRILLO POWER OPERATIONS INC.
NRG CALIFORNIA PEAKER OPERATIONS LLC
NRG CEDAR BAYOU DEVELOPMENT COMPANY, LLC
NRG CONNECTICUT AFFILIATE SERVICES INC.
NRG DEVELOPMENT COMPANY INC.
NRG DEVON OPERATIONS INC.
NRG DUNKIRK OPERATIONS INC.
NRG EL SEGUNDO OPERATIONS INC.
NRG ENERGY SERVICES GROUP LLC
NRG ENERGY SERVICES LLC
NRG GENERATION HOLDINGS, INC.
NRG HUNTLEY OPERATIONS INC.
NRG ILION LP LLC
NRG INTERNATIONAL LLC
NRG MAINTENANCE SERVICES LLC
NRG MEXTRANS INC.
NRG MIDATLANTIC AFFILIATE SERVICES INC.
NRG MIDDLETOWN OPERATIONS INC.
NRG MONTVILLE OPERATIONS INC.
NRG NEW JERSEY ENERGY SALES LLC
NRG NEW ROADS HOLDINGS LLC
NRG NORTH CENTRAL OPERATIONS INC.
NRG NORTHEAST AFFILIATE SERVICES INC.
NRG NORWALK HARBOR OPERATIONS INC.
NRG OPERATING SERVICES, INC.
NRG OSWEGO HARBOR POWER OPERATIONS INC.
NRG PACGEN INC.
NRG POWER MARKETING LLC
NRG RETAIL LLC
NRG ROCKFORD ACQUISITION LLC
NRG SAGUARO OPERATIONS INC.
NRG SERVICES CORPORATION

Signature Page to Fifty-Fourth Supplemental Indenture

NRG SIMPLYSMART SOLUTIONS LLC
NRG SOUTH CENTRAL AFFILIATE SERVICES INC.
NRG SOUTH CENTRAL GENERATING LLC
NRG SOUTH CENTRAL OPERATIONS INC.
NRG TEXAS C&I SUPPLY LLC
NRG TEXAS HOLDING INC.
NRG TEXAS LLC
NRG TEXAS POWER LLC
NRG WEST COAST LLC
NRG WESTERN AFFILIATE SERVICES INC.
O’BRIEN COGENERATION, INC. II
ONSITE ENERGY, INC.
OSWEGO HARBOR POWER LLC
PENNYWISE POWER LLC
RE RETAIL RECEIVABLES, LLC
RELIANT ENERGY NORTHEAST LLC
RELIANT ENERGY POWER SUPPLY, LLC
RELIANT ENERGY RETAIL HOLDINGS, LLC
RELIANT ENERGY RETAIL SERVICES, LLC
RELIANT ENERGY TEXAS RETAIL, LLC
RERH HOLDINGS, LLC
SAGUARO POWER LLC
SOMERSET OPERATIONS INC.
SOMERSET POWER LLC
TEXAS GENCO FINANCING CORP.
TEXAS GENCO GP, LLC
TEXAS GENCO HOLDINGS, INC.
TEXAS GENCO OPERATING SERVICES, LLC
VIENNA OPERATIONS INC.
VIENNA POWER LLC
WCP (GENERATION) HOLDINGS LLC
WEST COAST POWER LLC

By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Treasurer

Signature Page to Fifty-Fourth Supplemental Indenture

ELBOW CREEK WIND PROJECT LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Controller

GCP FUNDING COMPANY, LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Management Board Member

GREEN MOUNTAIN ENERGY COMPANY

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President, Treasury

NRG CONSTRUCTION LLC

By:	/s/ Rachel Smith
	Name:	Rachel Smith
	Title:	Treasurer

NRG ENERGY LABOR SERVICES LLC

By:	/s/ Gaetan Frotte
	Name:	Gaetan Frotte
	Title:	Vice President and Treasurer

NRG ILION LIMITED PARTNERSHIP
By: NRG Rockford Acquisition LLC, its General Partner

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

Signature Page to Fifty-Fourth Supplemental Indenture

NRG SOUTH TEXAS LP
By: Texas Genco GP, LLC, its General Partner

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

TEXAS GENCO LP, LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Management Committee Member

TEXAS GENCO SERVICES, LP
By: New Genco GP, LLC, its General Partner

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

Signature Page to Fifty-Fourth Supplemental Indenture

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:	/s/ James D. Heaney
	Name:	James D. Heaney
	Title:	Managing Director

Signature Page to Fifty-Fourth Supplemental Indenture